EXHIBIT 10.2

Fifth Amendment to Credit Agreement and Limited Waiver

This Fifth Amendment to Credit Agreement and Limited Waiver (herein, this “Amendment”) is entered into as of August 13, 2018 (the “Fifth Amendment Effective Date”), by and among Limbach Facility Services LLC, a Delaware limited liability company (the “Borrower”), Limbach Holdings LLC, a Delaware limited liability company (the “Parent”), the other Guarantors party hereto, the Lenders party hereto, and Fifth Third Bank, an Ohio banking corporation, as Administrative Agent and L/C Issuer.

Recitals:

A.    The Borrower, the Parent, the other Guarantors party thereto, the Lenders party thereto, and the Administrative Agent are party to a Credit Agreement dated as of July 20, 2016 (as amended, modified, restated, or supplemented from time to time, the “Credit Agreement”).

B.    The Borrower has advised the Administrative Agent and the Lenders that Limbach, Inc. and its Subsidiaries failed to maintain a Fixed Charge Coverage Ratio of at least 1.15 to 1.00 on June 30, 2018, as required by Section 6.20(c) of the Credit Agreement (the “Financial Covenant Violation”). The Borrower has requested that the Administrative Agent and the Required Lenders waive the Financial Covenant Violation, and the Administrative Agent and the Required Lenders have agreed to such request pursuant to the terms and conditions set forth herein.

C.    The Borrower, the Administrative Agent and the Required Lenders have also agreed to make certain amendments to the Credit Agreement pursuant to the terms and conditions set forth herein.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Incorporation of Recitals; Defined Terms.

The Borrower and the Guarantors acknowledge that the Recitals set forth above are true and correct. This Amendment shall constitute a Loan Document, and the Recitals shall be construed as part of this Amendment. Each capitalized term used but not otherwise defined herein, including capitalized terms used in the introductory paragraph hereof and the Recitals, has the meaning assigned to it in the Credit Agreement.

Section 2.	Limited Waiver.

2.1.  Limited Waiver. Upon satisfaction of the conditions precedent set forth in Section 4 below and subject to the terms hereof, the Administrative Agent and the Required Lenders party hereto waive the Financial Covenant Violation and any Defaults or Events of Default arising solely from the Financial Covenant Violation; provided, however, that the foregoing waiver shall become null and void if Limbach, Inc. and its Subsidiaries fail to maintain a Fixed Charge Coverage Ratio of at least 0.90 to 1.00 on June 30, 2018. The Borrower acknowledges that the waiver under this Section 2.1 is specifically limited to the terms hereof, is a one-time waiver, and shall not be deemed to be a waiver of any Defaults or Events of Default other than those arising solely in respect of the Financial Covenant Violation.

2.2.  Scope. This limited waiver and consent shall be limited specifically as written herein and shall be solely a consent and waiver as provided herein. This Amendment shall not constitute a consent to any other transactions prohibited by the Credit Agreement or any other Loan Document, nor shall this Section 2 be a waiver or modification of any other term, provision or condition of the Credit Agreement or any other Loan Document.

Section 3.	Amendments.

Upon satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be and hereby is amended as follows:

3.1. The definition of “Applicable Margin” appearing in Section 1.1 of the Credit Agreement shall be amended by adding the following sentence to the end thereof, to read in its entirety as follows:

Notwithstanding the foregoing, commencing with the Fifth Amendment Effective Date to and including the Pricing Trigger Date, “Applicable Margin” with respect to Loans (other than Bridge Term Loans), the commitment fees payable under Section 2.13(a) and L/C Participation Fees, shall mean the rates per annum shown opposite Level I above.

3.2. The definition of “EBITDA” appearing in Section 1.1 of the Credit Agreement shall be amended by deleting the word “and” appearing immediately prior to clause (g), inserting the word “and” at the end of clause (g), and inserting a new clause (h) immediately thereafter to read in its entirety as follows:

(h) all charges, costs and expenses of the Consultant, including those related to the Consultant’s examination and report,

3.3. Section 1.1 of the Credit Agreement is amended to add the following new defined terms in their appropriate alphabetical position to read in their entireties as follows:

“Consultant” means that certain consultant engaged by the Loan Parties as set forth in the Fifth Amendment.

“Fifth Amendment” means that certain Fifth Amendment to Credit Agreement dated as of August 13, 2018.

“Fifth Amendment Effective Date” means August 13, 2018.

“Pricing Trigger Date” means the first date occurring after the Fifth Amendment Effective Date on which all of the following are true: (a) the Fixed Charge Coverage Ratio is greater than or equal to 1.25:1.00 as of the end of the two most recently completed fiscal quarters of Limbach, Inc. and Limbach, Inc. has delivered to the Administrative Agent the compliance certificate required by Section 6.1(c) evidencing such computations of the Fixed Charge Coverage Ratio and (b) no Default or Event of Default has occurred and is continuing on such date.

3.4. Clause (c) of Section 6.20 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(c)   Fixed Charge Coverage Ratio. Limbach, Inc. and its Subsidiaries shall not, as of the last day of each fiscal quarter of Limbach, Inc. ending during the period specified below, permit the Fixed Charge Coverage Ratio to be less than:

From and Including	To and Including	Fixed Charge Coverage Ratio Shall Not Be Less Than:
the Fifth Amendment Effective Date	March 30, 2019	1.15:1.00
March 31, 2019	At all times thereafter	1.25:1.00

Section 4.	Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

4.1. The Borrower, the Guarantors, the Required Lenders and the Administrative Agent shall have executed and delivered this Amendment.

4.2. The Administrative Agent shall have received, for the account of each Lender that has executed and delivered this Amendment on or prior to the Fifth Amendment Effective Date (each, a “Consenting Lender”), an amendment fee in an amount equal to the product of (a) 0.125% multiplied by (b) the sum of such Consenting Lender’s outstanding Term Loans, outstanding Bridge Term Loans, and Revolving Credit Commitment on the Fifth Amendment Effective Date, which amendment fee shall be fully-earned when due and non-refundable when paid.

4.3. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

4.4. The Borrower shall have paid (a) all reasonable and documented out of pocket costs and expenses of the Administrative Agent incurred in connection with the negotiation, preparation and administration of the Amendment, including without limitation, the reasonable and documented legal fees of the Administrative Agent’s counsel and (b) the reasonable and documented legal fees of each Consenting Lender’s counsel in connection with the review and negotiation of the Amendment, in an amount not to exceed $1,500 per Consenting Lender.

Section 5.	Condition Subsequent.

5.1. It shall be an Event of Default under Section 7.1(e) of the Credit Agreement if, within fourteen (14) days of the Fifth Amendment Effective Date (which date may be extended by the written approval of the Administrative Agent in its reasonable discretion), the Loan Parties do not engage a consultant (the “Consultant”) selected from the list provided to the Loan Parties by the Administrative Agent, to make recommendations as to methods of operation and internal controls of the Loan Parties (collectively, the “Consultant Recommendations”). The Loan Parties acknowledge and agree that the Consultant will work with (i) a liaison in Pittsburgh, Pennsylvania with respect to the Consultant’s review of the Loan Parties’ corporate operations and controls, and (ii) a liaison in Laurel, Maryland with respect to the Consultant’s review of the Loan Parties’ Mid-Atlantic operations and controls. The scope of the Consultant’s review shall be acceptable to the Administrative Agent and the Lenders; provided, that the Administrative Agent and the Lenders acknowledge and agree that so long as the Consultant’s report includes reasonably detailed analysis of each requirement set forth on Exhibit A attached hereto, the scope of the Consultant’s review shall be deemed acceptable. The Consultant’s report shall be delivered to the Administrative Agent at the same time it is delivered to the Loan Parties, and the Administrative Agent shall promptly deliver copies of such report to the Lenders. The Loan Parties authorize the Consultant to communicate directly with the Administrative Agent and the Lenders with respect to the Consultant’s report and the Consultant Recommendations. For the avoidance of doubt, the Consultant’s engagement shall be limited to making the Consultant Recommendations and providing a report with respect thereto, and the Consultant shall not be engaged for the purpose of conducting ongoing monitoring or maintenance of the Loan Parties.

5.2. It shall be an Event of Default under Section 7.1(e) of the Credit Agreement if, within ten (10) Business Days of receipt of the Consultant’s report by the Loan Parties, the Loan Parties do not provide the Administrative Agent and the Lenders a written action plan to address the Consultant Recommendations, including an estimated completion schedule, in form and substance reasonably acceptable to the Administrative Agent.

Section 6.	Affirmation of Guarantors.

Each Guarantor hereby confirms that, after giving effect to this Amendment, each Loan Document to which such Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. The Borrower and each Guarantor acknowledge and agree that (a) nothing in the Credit Agreement, this Amendment, or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement and (b) the Lenders are relying on the assurances provided in this Section in entering into this Amendment and maintaining credit outstanding to the Borrower.

Section 7.	Acknowledgement of Liens.

The Borrower and the Guarantors hereby acknowledge, confirm and agree that the Administrative Agent has a valid, enforceable and perfected first-priority lien upon and security interest in the Collateral granted to the Administrative Agent pursuant to the Loan Documents (subject only to Permitted Liens), and nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for thereby as to the indebtedness, obligations, and liabilities which would be secured thereby prior to giving effect to this Amendment.

Section 8.	Representations and Warranties of Borrower and Guarantors.

To induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower and the Guarantors hereby represent and warrant to the Administrative Agent and the Lenders that, as of the date hereof, (a) after giving effect to this Amendment, the representations and warranties set forth in Section 5 of the Credit Agreement and in the other Loan Documents, including this Amendment, are and shall remain true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects), except to the extent the same expressly relate to an earlier date (and in such case shall be true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date), (b)  no Default or Event of Default exists or shall result after giving effect to this Amendment, and (c) the Borrower and each Guarantor has the power and authority to execute, deliver, and perform this Amendment and have taken all necessary action to authorize their execution, delivery, and performance of this Amendment.

Section 9.	Miscellaneous.

9.1. This Amendment shall be binding on and shall inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Lenders, and the L/C Issuer, and their respective successors and assigns. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of the Borrower, the Guarantors, the Administrative Agent, the Lenders, and the L/C Issuer with respect to the transactions contemplated hereby, and there shall be no third-party beneficiaries of any of the terms and provisions of this Amendment.

9.2. This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof. Except as specifically waived and amended hereby, all of the terms and conditions set forth in the Credit Agreement shall stand and remain unchanged and in full force and effect.

9.3. Section and sub-section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.4. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

9.5. Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in any of the Loan Documents, the provision contained in this Amendment shall govern and control.

9.6. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

9.7. The provisions contained in Sections 10.14 (Governing Law; Jurisdiction; Etc.) and 10.20 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Amendment rather than the Credit Agreement.

[Signature Pages to Follow]

In Witness Whereof, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first set forth above.

“Borrower”

Limbach Facility Services LLC

By	/s/ John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	EVP/CFO

[Signature Page to Fifth Amendment to Credit Agreement and Limited Waiver]

“Guarantors”

Limbach Holdings, Inc.

By	/s/ John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	EVP/CFO

Limbach Holdings LLC

By	/s/ John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	EVP/CFO

Limbach Company LLC

By	/s/ John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	EVP/CFO

Harper Limbach LLC

By	/s/ John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	EVP/CFO

Limbach Company LP

By	/s/ John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	EVP/CFO

Harper Limbach Construction LLC

By	/s/ John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	EVP/CFO

[Signature Page to Fifth Amendment to Credit Agreement and Limited Waiver]

“Lenders”

Fifth Third Bank, an Ohio banking corporation, as a Lender, as L/C Issuer, and as Administrative Agent

By	/s/ S. Bradley McDougall
	Name:	S. Bradley McDougall
	Title:	Vice President

[Signature Page to Fifth Amendment to Credit Agreement and Limited Waiver]

CIBC Bank USA, formally known as The PrivateBank and Trust Company, as a Lender

By	/s/ David L. Sauerman
	Name:	David L. Sauerman
	Title:	Managing Director

[Signature Page to Fifth Amendment to Credit Agreement and Limited Waiver]

Wheaton Bank & Trust Company, as a Lender

By	/s/ David Nelson
	Name:	David Nelson
	Title:	AVP

[Signature Page to Fifth Amendment to Credit Agreement and Limited Waiver]

Citizens Bank of Pennsylvania, as a Lender

By	/s/ John J. Ligday, Jr.
	Name:	John J. Ligday, Jr.
	Title:	Senior Vice President

[Signature Page to Fifth Amendment to Credit Agreement and Limited Waiver]

Exhibit A

Consultant Requirements

The scope of the Consultant’s review, and the Consultant’s report, shall include a reasonably detailed analysis of each of the following:

1.

A discussion with Crowe Horwath LLP (“Crowe”) of the Loan Parties’ progress toward remediating those certain items listed as a “Material Weakness” in that certain letter dated March 30, 2018 from Crowe to the audit committee of Limbach, Inc.; provided, that, for the avoidance of doubt, Crowe has not been engaged to further assess the Loan Parties as of June 30, 2018 and, as such, Crowe’s analysis will be based solely on its review of the Loan Parties in connection with those certain financial statements provided prior to and including June 30, 2018.

2.	Review of the Loan Parties’ internal financial statement preparation processes.

3.	Review of the Loan Parties’ projection and forecasting processes, including commentary on the relationship between the Loan Parties’ projections and the Loan Parties’ work in process report.

4.	A limited scope field examination of the Loan Parties’ Mid-Atlantic operations located in Laurel, Maryland, which shall include a review and evaluation of:

a.	the strength of internal controls related to (i) job estimating processes currently utilized by the Loan Parties, (ii) job tracking-management processes, and (iii) job cost reporting processes;

b.	underbilled and/or overbilled jobs by at least $250,000 for two consecutive months;

c.	the WIP report (which review and evaluation shall provide reasonable analysis as to the status and risks related to active projects); and

d.	the circumstances creating the financial challenges on projects with significant write-offs.